UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2015

Rambus Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22339	94-3112828
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

1050 Enterprise Way, Suite 700,

Sunnyvale, California 94089

(Address of principal executive offices, including ZIP code)

(408) 462-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Effective March 6, 2015, Rambus Inc. (the “Company”) entered into a Change of Control Severance Agreement (the “Agreement”) with each of its named executive officers (each, an “executive”) other than its chief executive officer (who has an employment agreement that governs certain change of control severance obligations applicable to him). The Company entered into these Agreements as a part of its annual compensation program review, which included the review of prevailing market pay practices in consultation with its independent compensation consultant. The Agreement is designed to assure that the Company will have the continued dedication and objectivity of the executive, notwithstanding the possibility, threat, or occurrence of a Change of Control, to provide the executive with an incentive to continue the executive’s employment prior to a Change of Control and to motivate the executive to maximize the value of the Company upon a Change of Control for the benefit of the Company’s stockholders.

Each Agreement has an initial term of three years and will renew automatically for additional one-year terms unless either party to the Agreement provides the other with written notice of non-renewal at least 90 days prior to the date of automatic renewal. If the Company terminates the executive’s employment without “Cause” or the executive terminates his employment for “Good Reason”, and in each case, such termination occurs during a period beginning three months before a Change of Control and ending 12 months following a Change of Control, then subject to the executive signing and not revoking a separation agreement and release of claims and the executive’s continued compliance with the terms of the At Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement entered into between the executive and the Company, the executive will receive:

(i)	a lump sum payment (less applicable withholding taxes) equal to 100% of the executive’s annual base salary as in effect immediately prior to the executive’s termination date or, if greater, at the level in effect immediately prior to the Change of Control;

(ii)	a lump sum payment (less applicable withholding taxes) equal to 100% of the executive’s full bonus and commission for the year of termination at target level as in effect immediately prior to the executive’s termination date, or, if greater, at the level in effect immediately prior to the Change of Control;

(iii)	100% of the executive’s then-outstanding and unvested equity awards will become vested in full (and if the amount of the award to vest is determined based on the achievement of performance criteria, then the equity awards will vest based on achievement at target levels for the relevant performance period(s)); and

(iv)	if the executive elects continuation coverage pursuant to COBRA for executive and his or her eligible dependents, the Company will reimburse the executive for the COBRA premiums for a maximum period of 12 months.

Capitalized, but otherwise undefined terms in the foregoing summary have the meanings set forth in the Agreement. The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Form of Change of Control Severance Agreement for Executive Officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 2015	Rambus Inc.

/s/ Satish Rishi
Satish Rishi Senior Vice President, Finance and Chief Financial Officer